UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2004

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Item 5.                                                             Other Events.

On February 8, 2004, the Company entered into an employment agreement with Robert G. Rosen, its president.  The agreement was effective as of December 1, 2003.  The Compensation Committee of the Board of Directors approved the agreement prior to its execution.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1  Employment agreement between Fog Cutter Capital Group Inc. and Robert G. Rosen dated as of December 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2004

FOG CUTTER CAPITAL GROUP INC.

	By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer